UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          June 15, 2006

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

          On June 15, 2006, LogicVision, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) and engaged Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm . The engagement of Burr, Pilger & Mayer LLP was approved by the Audit Committee of the Company’s Board of Directors.

          The reports of PwC on the financial statements of the Company as of and for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

          During the fiscal years ended December 31, 2005 and 2004 and through June 15, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the financial statements of the Company for such years. During the fiscal years ended December 31, 2005 and 2004 and through June 15, 2006, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

          The Company has requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above statements. A copy of such letter, dated June 20, 2006, is filed as Exhibit 16.1 to this Form 8-K.

          During the fiscal years ended December 31, 2005 and 2004 and through June 15, 2006, neither the Company nor anyone acting on its behalf consulted Burr, Pilger & Mayer LLP regarding (i) either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter or reportable event pursuant to Item 304(a)(2) of Regulation S-K..

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

               16.1     Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 20, 2006.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2006
LOGICVISION, INC.

	By	/s/ Bruce M. Jaffe

Bruce M. Jaffe
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 20, 2006.